UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2016

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2016, the Board of Directors (the “Board”) of Proto Labs, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws effective as of that date (the “Second Amended and Restated By-Laws”). The Second Amended and Restated By-Laws were adopted in response to the approval by shareholders at the Company’s Annual Meeting of Shareholders held on May 19, 2016 of a shareholder proposal to adopt proxy access.

The Second Amended and Restated By-Laws include a new Section 2.17, which permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in the Company’s annual meeting proxy materials director nominees not to exceed the greater of (i) two or (ii) 25 percent of the number of directors then serving on the Board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in Section 2.17, including the requirement that the Company must receive notice of such nominations not less than 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in Section 2.17.

The foregoing description is qualified in its entirety by reference to the Second Amended and Restated By-Laws of the Company, as amended through November 8, 2016, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated By-Laws of Proto Labs, Inc., as amended through November 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	November 8, 2016	By:	/s/ Victoria M. Holt
Victoria M. Holt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Proto Labs, Inc., as amended through November 8, 2016.

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